                                                                   EXHIBIT 10(l)

                                 AMENDMENT FOUR
                                       TO
                      THE FLEETBOSTON FINANCIAL CORPORATION
                   EXECUTIVE DEFERRED COMPENSATION PLAN NO. 2
                               (1997 RESTATEMENT)

         Section 6.1 of the Plan is amended effective October 15, 2002, to read as follows:

         6.1      INTEREST EQUIVALENT FACTORS.

(a) IN GENERAL. From time to time the Committee shall determine annual interest equivalent factors that apply to Deferrals made in each calendar year. The Committee may determine different interest equivalent factors for Deferrals made in different calendar years, and except as otherwise provided herein, the Committee may change each year the interest equivalent factor applicable to Deferrals made in a specified calendar year.

(b) PRE-1998 DEFERRALS. Except as otherwise provided in Sections 6.2 and 6.3, the annual interest equivalent factor for Vested Participants for pre-1998 Deferrals shall be 12 percent; provided that, unless the Committee decides otherwise, the annual interest equivalent factor for pre-1998 Deferrals for Participants who are Vested pursuant to Section 8.5(c) shall be 8% beginning at termination of employment.

(c) 1998 AND LATER DEFERRALS. Except as otherwise provided with respect to a Change in Control, the annual interest equivalent factors for Deferrals after 1997 may be changed from time to time by the Committee.

(d) AFTER DEATH. Notwithstanding the foregoing, the annual interest equivalent factors applicable to a Participant's Deferrals (i) at the time of the Participant's death shall continue to apply until the Participant's Account is entirely distributed and (ii) shall be consistent with any severance or other agreement between the Company and the Participant.

         IN WITNESS WHEREOF, this Amendment Four was adopted by the Human Resources and Board Governance Committee at its October 15, 2002 meeting and is executed by a duly authorized officer of the Company.

                             FLEETBOSTON FINANCIAL CORPORATION

                                   By:  /s/ M. ANNE SZOSTAK
                                        --------------------------------
                                        M. Anne Szostak
                                        Executive Vice President and
                                        Director of Human Resources